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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Annual Report of Formula Footwear, Inc. (the "Registrant") on Form 10-KSB for the year ending March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), we, Amiram Ofir, Chief Executive Officer and Director, and Matis Cohen, President and Director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.



By:  /s/ Amiram Ofir
    -----------------------------------------
         Amiram Ofir
         Chief Executive Officer and Director
         Dated this 14th day of July, 2004



By:  /s/ Matis Cohen
    -----------------------------------------
         Matis Cohen
         President and Director
         Dated this 14th day of July, 2004